EXHIBIT 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Jade Mountain Corporation (the “Company”) as filed with the Securities and Exchange Commission for the period ended September 30, 2007 (the “Report”), I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Zou Dejun
Zou Dejun, Chief Executive Officer

December 13, 2007
	By:	/s/ Bruce Richardson
Bruce Richardson, Chief Financial Officer

December 13, 2007